UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                           SCHEDULE 14C INFORMATION

                Information Statement Pursuant to Section 14(c)
                    Of the Securities Exchange Act of 1934

Check the appropriate box:
[] Preliminary Information Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
[x] Definitive Information Statement


                              DATASCENSION, INC.
                 (Name of Registrant as Specified In Charter)

Payment of Filing Fee (Check the appropriate box):
[x] No fee required
[  ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.
       1) Title of each class of securities to which transaction applies:
       _______________________________________
       2) Aggregate number of securities to which transaction applies:
       _______________________________________
       3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
       _______________________________________
       4) Proposed maximum aggregate value of transaction:
       _______________________________________

[  ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:
_______________________________________
2) Form, Schedule or Registration Statement No.
_______________________________________
3) Filing Party:
_______________________________________
4) Date Filed:
_______________________________________

                            INFORMATION STATEMENT,
                            NOTICE OF ACTIONS TAKEN
                BY WRITTEN CONSENT OF THE MAJORITY STOCKHOLDERS
                                      OF
                              DATASCENSION, INC.
                          6330 McLeod Drive, Suite 1
                              Las Vegas, NV 89120

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

                                    GENERAL

This Information Statement is being furnished at the direction of and on behalf of the Board of Directors of Datascension, Inc. (referred to in this Information Statement as "we", "us", "our" or "Datascension") to the holders of record of our common stock, $0.001 par value, as of the close of business on October 15, 2004.

Our Board of Directors has unanimously approved a proposed potential spin-off of Datascension International, Inc., our wholly owned subsidiary (referred to in this Information Statement as "subsidiary", or "Datascension International"), into a separate public company. Additionally, a majority of the Company's shareholders have consented in writing to the proposed action.

This Information Statement is being furnished to our stockholders to provide you with certain information concerning the proposed spin-off, in accordance with the requirements of the Securities Exchange Act of 1934 and the regulations promulgated thereunder, including Regulation 14C. No action is requested or required on your part.

This  information   statement   shall  not  constitute  an  offer  to  sell  or
solicitation of an offer to buy any securities.

The date of this Information Statement is November 2, 2004.

                                  RECORD DATE

The record date of stockholders entitled to notice of this corporate action is the close of business on October 15, 2004. On that date, we had issued and outstanding 162,320,016 shares of our common stock, $0.001 par value. Each share of our common stock is entitled to one vote.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                AND MANAGEMENT

The following table sets forth the Common Stock ownership information as of October 15, 2004 with respect to (i) each person known to the Company to be the beneficial owner of more that 5% of the Company's Common Stock; (ii) each director of the Company; and (iii) all directors, executive officers and designated shareholders of the Company as a group. This information as to beneficial ownership was furnished to the Company by or on behalf of each person named.

Name of Beneficial               Number of Shares                 Percent
Owner  (1)                       Beneficially Owned (2)           of Class

Edward D. Tschiggfrie            10,049,623   (3)                 6.19%


Murray N. Conradie (Director)    29,848,325                       18.39%
D. Scott Kincer (Director)       21,421,670                       13.20%
Joey Harmon (Director)           2,005,556                        1.24%
Jason F. Griffith (Director)     622,915                          0.38%
___________________________________________________________________

ALL EXECUTIVE OFFICERS AND DIRECTORS AS A GROUP:

                                 53,898,466                       33.21%

Notes:

(1)Except as otherwise indicated, the persons or entities named in the table have sole voting and investment power with respect to all the shares of Common Stock beneficially owned by them, subject to community property laws where applicable. Except as otherwise indicated, the address of each named executive officer, director and beneficial owner of more than 5% of the Company's Common Stock is c/o Datascension Inc. 6330 McLeod Drive, Suite 1, Las Vegas, NV 89120.

(2)The ownership percentages set forth in the table are based on 162,320,016 common shares outstanding and 508,500 shares of Preferred Stock Series B issued and outstanding as of October 15, 2004. The shares have been considered fully diluted, for a total amount of 162,320,016 shares used, for purposes of the ownership percentage calculations. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities where applicable.

(3)Edward D. Tschiggfrie has sole power to vote or to direct the vote of 10,049,623 shares of Common Stock, sole power to dispose or to direct the disposition of 10,049,623 shares of Common Stock. This reporting person does not have shared power.


Section 78.320 of the Nevada Revised Statutes and the By-laws of Datascension Inc., provide that any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if stockholders holding at least a majority of the voting power sign a written consent approving the action. This information is being provided to the shareholders of Datascension Inc. (the "Company") in connection with our prior receipt of approval by written consent, in lieu of a special meeting, of the holders of a majority of our common stock authorizing:

   1.  A proposed Spin-Off of Datascension International, Inc.

The shareholders holding shares representing approximately 58.07% of the votes entitled to be cast at a meeting of the Company's shareholders consented in writing to the proposed action. The shares have been considered fully diluted, for a total amount of 162,320,016 shares used, for purposes of the ownership percentage calculations.

The elimination of the need for a special meeting of the shareholders to approve the actions set forth herein is authorized by Section 78.320 of the Nevada Revised Statutes, (the "Nevada Law"). This Section of Nevada Law provides that the written consent of the holders of outstanding shares of voting capital stock, having not less that the minimum number of votes which would be necessary to authorize or take the action at a meeting at which all shares entitled to vote on a matter were present and voted, may be substituted for the special meeting.

Outstanding Voting Stock of the Company and Statement that Proxies Are Not Solicited

This Information Statement is furnished solely for the purpose of informing our stockholders of this corporate action pursuant to the Securities Exchange Act of 1934, as amended, and the Nevada Law.

The Board of Directors fixed October 15, 2004 as the record date for the determination of stockholders entitled to receive this Information Statement (the "Record Date"). As of the Record Date, there were 162,320,016 common shares outstanding and 508,500 shares of Preferred Stock Series B issued and outstanding. The Common Stock and Series B Preferred Stock constitutes the outstanding class of voting securities of the Company. The shares have been considered fully diluted, for a total amount of 162,320,016 shares used, for purposes of the ownership percentage calculations. Each share entitles the holder to one (1) vote on all matters submitted to shareholders.


                 SPIN-OFF OF DATASCENSION INTERNATIONAL, INC.

We are considering the potential spin-off of our wholly-owned subsidiary, Datascension International, Inc. (referred to in this Information Statement as "Datascension International"). We propose to eventually distribute 83.59% of the issued and outstanding shares of Datascension International common stock pro rata to all of our stockholders of record of Datascension, Inc. Initially, each stockholder will receive one share of Datascension International common stock for each 60 shares of common stock of Datascension, Inc. owned; this initial dividend will be 55.56% of our current ownership. A subsequent dividend of an additional 28.03% of the parent company's current ownership in the subsidiary will be issued simultaneously with the effectiveness of a Registration Statement to be filed at a future date with the Securities and Exchange Commission. The second issuance will be issued pro rata to shareholders holding shares of Datascension, Inc on the date of the effectiveness of the Registration Statement. The remaining 16.41% will be retained by Datascension, Inc.

You will not be required to pay cash or provide any other consideration or to surrender or exchange any shares of our common stock in order to receive the distribution of Datascension International common stock.

However, in order to be eligible and to receive your dividend shares, shareholders need to be bona fide shareholders in Datascension, Inc as of the record date of the dividends and be able to prove ownership of their Datascension, Inc shares if so requested by the Company prior to issuance of the dividend shares. Datascension International common stock received by registered Datascension shareholders as a result of the spin-off will be will be recorded in book-entry form by the company and the transfer agent exclusively. Holders will receive a letter of ownership from the Company indicating the number of shares credited to their account.

Prior to releasing the Datascension International common stock to shareholders, we intend to file the relevant Registration Statement with the Securities and Exchange Commission for the purpose of registering the Datascension International common stock under the Securities Exchange Act of 1934. Shares of Datascension International common stock will be issued and distributed once the Registration Statement is effective. Until the Registration Statement is effective the shares of Datascension International will be recorded as book entry with the transfer agent.

Our reasons for considering the spinning off of Datascension International are as follows:


   -   to allow its management to focus exclusively on its business;

   - to allow the spun off company to have greater exposure by trading as an independent public company; and,

   - to allow shareholders and the market to more easily identify the results and performance of the Company by filing as a separate entity.

The initiation, timing and ultimate completion of this spin off will be subject to both market and other conditions, including receipt by the Company of a favorable private letter ruling from the Internal Revenue Service as to the tax free nature of the contemplated spin-off.

Any offering of the securities of Datascension International, Inc will be made only by means of a prospectus included in a registration statement to be filed with the Securities and Exchange Commission. This information statement shall not constitute an offer to sell or solicitation of an offer to buy any securities.


                          FORWARD-LOOKING STATEMENTS

The statements made in this document contain certain forward-looking statements that involve a number of risks and uncertainties. Words such as "expects", "intends", "anticipates", "plans", "believes", "seeks", "estimates," or variations of such words and similar expressions, are intended to identify such forward-looking statements. Investors are cautioned that actual events or results may differ from the Company's expectations. In addition to the matters described above, the Company's ability to initiate and complete the contemplated transactions described above will depend upon a number of factors including overall economic conditions, general stock market conditions and the continuing results of the subsidiary company, as well as the risk factors listed from time to time in the SEC filings of Datascension, Inc.

These  forward-looking  statements  are  not  historical  facts,  but   reflect
expectations concerning a contemplated transaction.

Consummation of the spin-off transaction is conditioned on, among other things, receipt of a satisfactory tax ruling from the Internal Revenue Service and approval of a Registration Statement with the Securities and Exchange Commission.


                    DESCRIPTION OF SECURITIES TO BE ISSUED

Datascension International's authorized capital stock consists of 50,000,000 shares of common stock, no par value. There are currently 4,869,600 shares of Datascension International common stock issued and outstanding, all of which are owned by its parent, Datascension Inc. No other securities have been issued by Datascension International and, as of the date of this Information Statement, there is no public trading market for Datascension International's securities. The holders of Datascension International common stock:

   - have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by Datascension International's Board of Directors;

   -   entitled  to  share  ratably  in  all  of  the  assets  of  Datascension
       International  available  for  distribution   upon  the  winding  up  of
       Datascension International's affairs; and,

   - are entitled to one vote per share on all matters on which stockholders may vote at all meetings of stockholders.

Datascension International stockholders are expressly denied the right of cumulative voting through Datascension International's Articles of Incorporation. Also, ownership of Datascension International's common stock does not give the holder preemptive or preferential rights to purchase or subscribe for any additional shares, preferences as to dividends or interest or preference upon liquidation.

Risks Associated With Ownership Of Datascension International's Securities

Datascension International has not paid cash dividends and it is unlikely that it will pay cash dividends in the foreseeable future.

Datascension International plans to use all of its earnings; to the extent it has earnings, to fund its operations. Datascension International does not plan to pay any cash dividends in the foreseeable future. Datascension International cannot guarantee that it will, at any time, generate sufficient surplus cash that would be available for distribution as a dividend to the holders of its common stock. You should not expect to receive cash dividends on its common stock.

Datascension International has the ability to issue additional shares of its common stock without asking for shareholder approval. If it issues additional shares of common stock, the common stock you own will be diluted.

Datascension International's Articles of Incorporation currently authorize its Board of Directors to issue up to 50,000,000 shares of common stock. The power of the Board of Directors to issue shares of common stock or warrants or options to purchase shares of common stock is generally not subject to shareholder approval. Accordingly, any additional issuance of Datascension International common stock will have the effect of diluting the common stock you would receive in a spin-off.

Datascension International may raise capital through a securities offering that could dilute your ownership interest.

Datascension International requires substantial working capital to fund its business. If Datascension International raises funds through the issuance of equity, equity-related or convertible debt securities, these securities may have rights, preferences or privileges senior to those of the holders of its common stock. The issuance of additional common stock or securities convertible into common stock by Datascension International's management will also have the effect of further diluting the proportionate equity interest and voting power of holders of its common stock.

As the parent company, we will only own 16.41% of Datascension International's capital stock after the spin-off, which will not allow us to control the outcome of matters submitted to Datascension International's shareholders for vote.

After the spin-off, we will own 16.41% of Datascension International's issued and outstanding shares of capital stock. This means that we will not have the ability to elect a majority of the Board of Directors and thereby control Datascension International's management and the outcome of corporate actions requiring stockholder approval, including mergers and other changes of corporate control, going private transactions, and other extraordinary transactions.

There is no public market for Datascension International's securities, so you will not be able to liquidate your securities if you need money.

There is currently no public market for Datascension International's securities and it is not likely that an active market for Datascension International's common stock will develop or be sustained soon. You probably will not be able to liquidate the common stock you receive in the spin-off if you need money.

There is no guarantee that management and the Board of Directors will proceed with the spin-off.

The proposed spin-off is subject to a number of contingencies and Datascension Inc. reserves the right to revoke the proposed spin-off at any time prior to the distribution date. There can be no assurances that the proposed spin-off will actually occur.

Datascension indicated that the following significant steps remain to be completed before the transaction can be consummated:

  *  Complete the registration statement process with the SEC.
  * Receive a favorable private letter ruling from the Internal Revenue Service as to the tax free nature of the contemplated spin-off.

Along with the above steps, management and the Board of Directors may determine not to proceed based on any number of reasons, including overall economic conditions, general stock market conditions and the continuing results of the Company, as well as the risk factors listed from time to time in the SEC filings of the Company.

Datascension Inc. can give no assurance that any such transaction will be consummated.

Datascension International could still be subject to the Penny Stock Rules once its common stock becomes eligible for trading. These rules may adversely affect trading in Datascension International's common stock.

We expect that if Datascension International's common stock does not qualify for registration on a recognized exchange, it will be a "low-priced" security under rules promulgated under the Securities Exchange Act of 1934. In accordance with these rules, broker-dealers participating in transactions in low-priced securities must first deliver a risk disclosure document which describes the risks associated with such stocks, the broker-dealer's duties in selling the stock, the customer's rights and remedies and certain market and other information. Furthermore, the broker-dealer must make a suitability determination approving the customer for low-priced stock transactions based on the customer's financial situation, investment experience and objectives. Broker-dealers must also disclose these restrictions in writing to the customer, obtain specific written consent from the customer, and provide monthly account statements to the customer. The effect of these restrictions will probably decrease the willingness of broker-dealers to make a market in Datascension International's common stock, decreases liquidity of Datascension International's common stock and increases transaction costs for sales and purchases of Datascension International's common stock as compared to other securities.

                             QUESTIONS AND ANSWERS

Q:       What am I being asked to approve?

A:        You  are  not  being  asked  to  approve  anything.  This Information
Statement is being provided to you solely for your information. Shareholders holding a majority of the outstanding voting stock of the Company have already agreed to items discussed in this Information Statement.


Q:       What if after  the first dividend, but prior to the second dividend, I sell my shares in the parent company?

A:       Given the nature  of  the transaction, any holder of Datascension Inc.
common stock who sells shares after the first dividend record date, but prior to the second dividend record date, will also be selling their entitlement to receive shares of Datascension International common stock in the second dividend. Investors are encouraged to consult with their financial advisors regarding the specific implications of selling Datascension common stock before and/or after the second spin-off dividend.


Q:       What if before or after the first dividend  I  sell  my  shares in the parent company, then management and the Board of Directors, determine not to proceed based on any number of reasons, including overall economic conditions, general stock market conditions and the continuing results of the Company, as well as the risk factors listed from time to time in the SEC filings of Datascension, Inc.?

A:        Given  the nature of the transaction, any holder of Datascension Inc.
common stock who sells shares on or before the dividend record date will also be selling their entitlement to receive shares of Datascension International common stock in the spin-off. Furthermore, if you sell your shares in Datascension Inc after the first dividend and the spin off is not consummated; you will have sold and given up all of your ownership rights in the company. Investors are encouraged to consult with their financial advisors regarding the specific implications of selling Datascension common stock before and/or after the spin-off.


Q:        Why  have  the  Board of Directors and a majority of the shareholders agreed to approve these actions?

A:        After  much  deliberation  and  discussion  amongst  the  members  of management and industry professionals, the Board feels it is the best interest of shareholders to have Datascension International operate as a separate public company and raise working capital through the sale of its own equity. The Board feels these actions will aid in this goal.


Q:       Why is the company filing this information statement?

A: The Company is filing this Information Statement to inform you of the Board of Directors vote, along with the holders of voting control of a majority of the issued and outstanding common stock of the Company have voted to approve the proposed spin-off of Datascension International, Inc


Purpose and Effect of the Proposed Spin Off

Spinning out Datascension International will allow the subsidiary to operate as a separate public company and raise working capital through the sale of its own equity. This will further allow its management to focus exclusively on its business, while at the same time, allowing the spun off company to have greater exposure by trading as an independent public company. Additionally, the shareholders and the market will then more easily identify the results and performance of the Company as a separate entity.

No Dissenter's Rights

Under Nevada law, the Company's dissenting shareholders  are  not  entitled  to
appraisal   rights,   and  the  Company  will  not  independently  provide  our
shareholders with any such right.

Conclusion

As a matter of regulatory compliance, the Company is sending you this information Statement which describes the purpose and effect of the actions set forth herein. As the requisite stockholder vote for the actions set forth herein as described in this Information Statement was obtained upon the delivery of the written consent of a majority of the shareholders, WE ARE NOT ASKING FOR A PROXY FROM YOU AND YOU ARE REQUESTED NOT TO SEND US ONE. This Information Statement is intended to provide the Company's stockholders information required by the rules and regulations of the Securities and Exchange Act of 1934.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by this undersigned hereunto duly authorized.

                                        DATASCENSION, INC.

                                        By: /s/ Murray N. Conradie
                                        -------------------------------------
                                        Murray N. Conradie
                                        President / CEO